As filed with the  Securities and Exchange Commission on  July __, 1996
                                                      Reg. No. 333-1055

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                           THE DIANA CORPORATION
            (Exact name of registrant as specified in its charter)

            Delaware                                     36-2448698
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)

                           8200 West Brown Deer Road
                                   Suite 200
                          Milwaukee, Wisconsin  53223
                                (414) 355-0037

      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Richard Y. Fisher
                             The Diana Corporation
                           8200 West Brown Deer Road
                                   Suite 200
                             Milwaukee, WI  53223
                                (414) 355-0037
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                       Copies of all communications to:
                              Larry D. Lieberman
                             Godfrey & Kahn, S.C.
                            780 North Water Street
                             Milwaukee, WI  53202

      Approximate date of commencement  of proposed sale to  the public:
      As  soon  as   practicable  after  the  effective   date  of  this
      Registration Statement.

                  If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
                                Proposed      Proposed
                     Shares      Maximum      Maximum
Title of Each        to be       Offering     Aggregate      Amount of
Class of           Registered    Price        Offering     Registration
Securities to be                 Per Unit     Price             Fee
Registered

Common Stock . . .     350,000   $15.5625     $5,446,875     $1,879(1)
Common Stock . . .     620,000   $  (2)       $              $

      (1)   Paid on February 20, 1996.
      (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the reported average of the high and low prices of the Common Stock on the New York Stock Exchange on July __, 1996.


                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               EXPLANATORY NOTE

                  This Registration Statement consists of two prospectuses. The first prospectus for 470,000 shares relates to offers and sales from time to time by selling shareholders. The second prospectus for 500,000 shares relates to offers and sales on a continuous or delayed basis by the Registrant.

      PROSPECTUS

      470,000 Shares

                             The Diana Corporation

                                 Common Stock

            This Prospectus relates to up to 470,000 shares of common stock, $1.00 par value per share (the "Shares"), of The Diana Corporation (the "Company") which may be offered from time to time by the selling shareholders named herein (the "Selling Shareholders"). The Company is offering up to an additional 500,000 Shares for its own account by a separate Prospectus. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. The Company will bear the costs relating to the registration of the Shares, estimated to be approximately $30,000.

            The Shares may be offered for sale from time to time by the Selling Shareholders named herein, or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through agents in one or more transactions on or through the facilities of the New York Stock Exchange, Inc. ("NYSE"), in the over-the-counter market, in one or more private transactions, or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. A Selling Shareholder may pledge all or a portion of the Shares as collateral in loan transactions. Upon default by any such Selling Shareholder, the pledgee in such loan transaction would have the same rights of sale as the Selling Shareholder under this
      Prospectus. A Selling Shareholder may also transfer Shares by gift, and upon any such transfer the donee would have the same rights of sale as such Selling Shareholder under this Prospectus. The Selling Shareholders and any brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

            The Shares are included for quotation on the NYSE under the symbol "DNA". On July ___, 1996 the last sale price of a Share on the NYSE was $ ____.

            See "Risk Factors" beginning on page 3 for a discussion of certain information that should be considered in connection with an investment in the Shares.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is July      , 1996.

                           AVAILABLE INFORMATION

            The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto, or amendments thereto, to which reference is hereby made. Such reports, proxy and information statements, Registration Statement and exhibits and other information filed by the Company may be inspected and, upon payment of prescribed fees, copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. In addition, the Company's Common Stock is included for quotation on the NYSE, and such reports, proxy and information statements, Registration Statement and other information concerning the
      Company should be available for inspection and copying at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange the Shares are traded.

            Forward-Looking Statements

            In accordance with the Private Securities Litigation Reform Act of 1995, the Company can obtain a "safe-harbor" for forward-looking statements by identifying those statements and by accompanying those statements with cautionary statements which identify factors that could cause actual results to differ from those in the forward-looking statements. Accordingly, the following information contains or may contain forward-looking statements (1) information included or incorporated by reference in this Prospectus and the Registration Statement, including, without limitation, statements made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's most recent Annual Report on Form 10-K (and amendments thereto) (Item 7) and subsequent Quarterly Reports on Form 10-Q (and amendments thereto) (Item 2), (2) information included or incorporated by reference in future filings by the Company with the Commission including, without limitation, statements with respect to potential customers or product deliveries, product pricing (other than historical product pricing), projected unit or dollar sales, anticipated financing needs or requirements for the Company or any of its subsidiaries, statements with respect to projected costs or capital expenditures, and product development and product roll-out plans, and (3) information contained in written material, releases and oral statements issued by, or on behalf of, the Company including, without limitation, statements with respect to potential customers or product deliveries, product pricing (other than historical product pricing), projected unit or dollar sales, anticipated financing needs or requirements for the Company or any of its subsidiaries, statements with respect to projected costs or capital expenditures, and product development and product roll-out plans. The Company's actual results may differ materially from those contained in the forward-looking statements identified above. Factors which may cause such a difference to occur include, but are not limited to, (i) those identified under "Risk Factors" beginning on page 3 hereof, (ii) those identified or referenced under "Forward-Looking Statements" in the Company's most recent Form 10-K, (iii) product demand, (iv) industry conditions and developments, and (v) other risks indicated in filings with the Commission.

            No person has been authorized to give any information or to make on behalf of the Company or the Selling Shareholder any representations, other than those contained in this Prospectus, in connection with the offer made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the securities offered hereby, or an offer to sell or solicitation of any offer to buy such securities in any jurisdiction in which such offer or solicitation is not qualified or to any person to whom such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof.


                                 RISK FACTORS

            Prior to making an investment, prospective purchasers of the Shares should consider all of the information included or incorporated by reference in the Prospectus and, in particular, should evaluate the following risk factors:

            Pending Sale of Atlanta Provision Company, Inc. ("APC")

            The Company has entered into an agreement with an undisclosed buyer for the sale of APC. The transaction has not closed because the buyer has not been able to obtain sufficient financing to consummate the transaction. No assurances can be given that the transaction will be consummated.

            Approximately 88% of the Company's fiscal 1996 sales were derived from APC's meat and seafood distribution operations. The sale of APC, if consummated, would result in the Company being solely engaged in the telecommunications equipment and the voice and data network installation and service industries. The loss of APC's revenue would magnify the effect, on a consolidated basis, of changes in revenue in the Company's remaining businesses. As a result, the Company's reported operating results could be even more volatile and susceptible to developments in the telecommunications equipment and the voice and data network installation and service industries.

            The loss of revenue resulting from the sale of APC should be substantially offset by elimination of the related costs, but no assurances can be given. APC generated an operating loss of $306,000 in fiscal 1996 compared to operating losses of $164,000 for the other business segments and $2,036,000 on a consolidated basis.

            Resignation  of  Key Employees  of C&L  Communications, Inc.
      ("C&L")

            During fiscal  1996, C&L  experienced a  loss of  sales when compared to fiscal 1995 of approximately 28%. Since prior management was unsuccessful in implementing its business plan, the Chief Executive Officer of C&L was replaced on October 5, 1995. Immediately thereafter, the Chief Financial Officer and Vice President of Sales and Marketing resigned from C&L and formed a competitive business. In addition, the sales manager and six out of fourteen sales people, among others, resigned from C&L, some of whom went to work for the newly formed competitor. Subsequently, C&L's leading salesman, who was one of those who left the Company, returned to C&L. Although C&L is now operating with a full complement of employees, there can be no assurances that its past level of profitability will be restored.

            Loan Covenant Violations

            In fiscal 1996, APC has violated some of its financial covenants. In August and November 1995 and in June 1996, APC and its lender entered into waiver and amendment agreements relating to the Loan and Security Agreement in order to avoid violating certain financial covenants in fiscal 1996 and 1997.

            At March 30, 1996, C&L violated its financial covenant requiring a minimum level of pre-tax income. In June 1996, C&L and its lender entered into a waiver and amendment agreement relating to its revolving line of credit in order to avoid violating certain financial covenants at March 30, 1996 and in fiscal 1997.

            Consolidation of Long Distance and/or Local Carriers and Its Possible Effect on the Company

            Over the last few years, the telecommunications industry has experienced significant consolidation of smaller long distance carriers. As a result, C&L, which historically has marketed its products to smaller long distance carriers, has experienced significant reduction in demand for certain of its products as many of its customers were consolidated. C&L has attempted to mitigate this problem, in part, by diversifying its product offerings. In addition, the Company believes that the recently enacted Federal Telecommunications Act of 1996 will benefit Sattel Communications LLC ("Sattel") because of the potential new demand for inexpensive and scalable switching equipment sold by Sattel. Continuing consolidation of long distance carriers, however, could adversely affect demand for Sattel's products from those customers.

            Current Information Regarding the Company's Success in Introducing DataNet Into the Telecommunications Market

            Sattel's DataNet product has undergone successful internal and external testing. However, because the product has yet to establish a successful track record in production environments over extended periods of time, there can be no assurance of its acceptance in volume by, and operation in, the telecommunications market in general will be successful.

            Existing Competition to DataNet and Other Digital Switching Products of Sattel

            The digital switching market in general and the Internet/Online market in particular are extremely competitive. The Company uses a combination of patents, trade secrets and confidentiality agreements to protect the products and features that it believes give it competitive advantages. There can be no assurance, however, that other competitors, some of whom have much greater access to resources and funding, cannot functionally replicate most of the Company's products and features. Likewise, while the Company will continue to develop new and improved products and features, there is no guarantee that other competitive firms cannot develop features which equal or possibly exceed the Company's offerings.

            Manufacturing Capacity and Product Margins

            Sattel currently outsources its manufacturing to Sattel Technologies, Inc. ("STI") (California); Sun, Moon, Star (Taiwan) and other contract manufacturers. It is currently increasing its capacity every month as well as developing new manufacturing sources. There can be no assurance, however, that in the event of substantial increases in demand, that Sattel can successfully deliver its products in a timely fashion and/or without additional expense which would result in a deterioration in product margins.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

                  (1) the Company's Annual Report on Form 10-K for the year ended March 30, 1996 and Form 10-K/A for the year ended April 1, 1995 filed with the Commission on July __, 1996;

                  (2) the  Company's Form  10-Q/A for the  quarter ended
            January 6, 1996 filed with the Commission on July __, 1996;

                  (3) the Company's Current  Reports on Form 8-K/A filed
            with the Commission on April 1, 1996 and July __, 1996;

                  (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All reports and other documents subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Such documents, and the documents listed above, are hereinafter referred to as "Incorporated Documents." Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more Incorporated Documents; accordingly, such information contained herein is qualified in its entirety by reference to Incorporated Documents and should be read in conjunction therewith.


            The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Corporate Secretary, The Diana Corporation, 8200 West Brown Deer Road, Suite 200, Milwaukee, Wisconsin 53223, telephone (414) 355-0037.


                                USE OF PROCEEDS

            The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

                             SELLING SHAREHOLDERS

            The following information regarding the Shares offered hereby has been provided to the Company by the Selling Shareholders identified below and reflects information concerning beneficial ownership of Shares as of the date of this Prospectus.


            In recognition of the fact that the Selling Shareholders may wish to be legally permitted to sell their Shares, other than in transactions exempt from registration under the securities laws, when they deem appropriate, the Company has filed with the
      Commission a Registration Statement on Form S-3 under the Securities Act, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time. The Shares may be resold in transactions on the NYSE, on which exchange the Shares are included and traded, in other public securities markets or in private transactions or other transactions exempt from registration under the Securities Act. See "Plan of Distribution."

                          Shares Owned
Name of                     Prior to         Shares            Shares Owned
Selling Shareholder      this Offering   Offered Hereby(1)  After Offering (1)

Sattel Technologies,
 Inc. ("STI")                300,000         300,000               0

Porridge Partners II          60,000          60,000               0

Arthur J. Samberg             20,000          20,000               0

Joseph D. Samberg             20,000          20,000               0

Ardent Research
 Partners, L.P.               40,000          40,000               0

Europa International Inc.     20,000          20,000               0

John M. Kratky                10,000          10,000               0



      (1) Some or all of the Shares covered by this Prospectus may be offered from time to time on a delayed or continuing basis by the Selling Shareholder.

            STI acquired its Shares on January 16, 1996 in connection with the Company's acquisition of an additional 30% interest in Sattel. Since October 1994, the Company has invested $13.9 million and issued 300,000 shares of stock in order to acquire its 80% interest in Sattel, to acquire ownership of the intellectual property and licenses necessary to manufacture and sell DSS and Datanet switches, to further engineer and advance such switches, and to fund Sattel's startup costs, working capital and investment in Concentric Network Corporation. As of the date hereof, STI still owns a 4% interest in Sattel. STI and the Company formed the predecessor of Sattel in 1994. STI has transferred certain intellectual property rights to Sattel and has entered, and likely will continue to enter, into other arrangements with Sattel in the ordinary course of business, including supplying inventory to Sattel on agreed-upon terms. The Chairman, President, Chief Executive Officer and majority shareholder of STI is also a member of the Board of Directors of Sattel. The other Selling Shareholders purchased their Shares from the Company on March 29, 1996 in a transaction exempt from the Securities Act pursuant to
      Section 4(2) thereof. Arthur J. Samberg and Joseph D. Samberg are general partners of Porridge Partners II.

                             PLAN OF DISTRIBUTION

            Any distribution of the Shares by a Selling Shareholder, or by pledgees, donees, transferees or other successors in interest, may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire the Shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time);
      (b) through brokers, acting as principal or agent, in transactions (which may involve crosses and block transactions) on or through the facilities of the NYSE, other exchanges, in the over-the-counter market, in special offerings, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; or (c) directly or through brokers or agents in private sales at negotiated prices, or by any other legally available means.

            The Selling Shareholders and any such underwriters, brokers, dealers or agents, upon effecting the sale of the Shares, may be deemed "underwriters" as that term is defined by the Securities Act.

            Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

            In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

            All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Commissions and discounts, if any, attributable to the sale of the Shares will be borne by the Selling Shareholders. The Selling Shareholders and/or the Company may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Company and the Selling Shareholders may agree to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.


            The Selling Shareholders may also sell Shares pursuant to Rule 144 under the Securities Act, or otherwise, in lieu of sales by means of this Prospectus.

                                 LEGAL OPINION

            The validity of the Shares hereby has been passed upon by Godfrey & Kahn, S.C.

                                    EXPERTS

            The consolidated financial statements of the Company appearing in its Annual Report (Form 10-K) for the year ended March 30, 1996, have been audited by Price Waterhouse LLP (fiscal
      1996) and Ernst & Young LLP (fiscal 1995 and 1994), independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Price Waterhouse LLP and Ernst & Young LLP pertaining to such financial statements given upon the authority of such firms as experts in accounting and auditing.

      PROSPECTUS

                                500,000 Shares

                             The Diana Corporation

                                 Common Stock

            This Prospectus relates to up to 500,000 shares of common stock, $1.00 par value per share (the "Shares"), of The Diana Corporation (the "Company") which may be offered from time to time by the Company. Certain Selling Shareholders are offering up to an additional 470,000 Shares for their own accounts by a separate Prospectus. The Company will bear the costs relating to the registration of the Shares, estimated to be approximately $30,000.

            The terms of the offering of the Shares, the initial offering price and the use of proceeds will be set forth in an accompanying supplement to this Prospectus (each, a "Prospectus Supplement"). This Prospectus may not be used to consummate sales of Shares unless accompanied by a Prospectus Supplement.

            The Shares may be sold through underwriters, dealers or agents or may be sold directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any Shares, their names and any applicable fee, commission or discount arrangements will be set forth in the accompanying Prospectus Supplement. The net proceeds to the Company of the sale of Shares will be the purchase price of such Shares less attributable issuance expenses, including underwriters', dealers' or agents' compensation arrangements. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers and agents.

            The Shares are included for quotation on the NYSE under the symbol "DNA". On July ___, 1996 the last sale price of a Share on the NYSE was $ ____.

            See "Risk Factors" beginning on page 3 for a discussion of certain information that should be considered in connection with an investment in the Shares.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is July      , 1996.

                             AVAILABLE INFORMATION

            The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto, or amendments thereto, to which reference is hereby made. Such reports, proxy and information statements, Registration Statement and exhibits and other information filed by the Company may be inspected and, upon payment of prescribed fees, copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. In addition, the Company's Common Stock is included for quotation on the NYSE, and such reports, proxy and information statements, Registration Statement and other information concerning the
      Company should be available for inspection and copying at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange the Shares are traded.

            Forward-Looking Statements

            In accordance with the Private Securities Litigation Reform Act of 1995, the Company can obtain a "safe-harbor" for forward-looking statements by identifying those statements and by accompanying those statements with cautionary statements which identify factors that could cause actual results to differ from those in the forward-looking statements. Accordingly, the following information contains or may contain forward-looking statements (1) information included or incorporated by reference in this Prospectus and the Registration Statement, including, without limitation, statements made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's most recent Annual Report on Form 10-K (and amendments thereto) (Item 7) and subsequent Quarterly Reports on Form 10-Q (and amendments thereto) (Item 2), (2) information included or incorporated by reference in future filings by the Company with the Commission including, without limitation, statements with respect to potential customers or product deliveries, product pricing (other than historical product pricing), projected unit or dollar sales, anticipated financing needs or requirements for the Company or any of its subsidiaries, statements with respect to projected costs or capital expenditures, and product development and product roll-out plans, and (3) information contained in written material, releases and oral statements issued by, or on behalf of, the Company including, without limitation, statements with respect to potential customers or product deliveries, product pricing (other than historical product pricing), projected unit or dollar sales, anticipated financing needs or requirements for the Company or any of its subsidiaries, statements with respect to projected costs or capital expenditures, and product development and product roll-out plans. The Company's actual results may differ materially from those contained in the forward-looking statements identified above. Factors which may cause such a difference to occur include, but are not limited to, (i) those identified under "Risk Factors" beginning on page 3 hereof, (ii) those identified or referenced under "Forward-Looking Statements" in the Company's most recent Form 10-K, (iii) product demand, (iv) industry conditions and developments, and (v) other risks indicated in filings with the Commission.

            No person has been authorized to give any information or to make on behalf of the Company or the Selling Shareholder any representations, other than those contained in this Prospectus, in connection with the offer made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the securities offered hereby, or an offer to sell or solicitation of any offer to buy such securities in any jurisdiction in which such offer or solicitation is not qualified or to any person to whom such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof.


                                 RISK FACTORS

            Prior to making an investment, prospective purchasers of the Shares should consider all of the information included or incorporated by reference in the Prospectus and, in particular, should evaluate the following risk factors:

            Pending Sale of Atlanta Provision Company, Inc. ("APC")

            The Company has entered into an agreement with an undisclosed buyer for the sale of APC. The transaction has not closed because the buyer has not been able to obtain sufficient financing to consummate the transaction. No assurances can be given that the transaction will be consummated.

            Approximately 88% of the Company's fiscal 1996 sales were derived from APC's meat and seafood distribution operations. The sale of APC, if consummated, would result in the Company being solely engaged in the telecommunications equipment and the voice and data network installation and service industries. The loss of APC's revenue would magnify the effect, on a consolidated basis, of changes in revenue in the Company's remaining businesses. As a result, the Company's reported operating results could be even more volatile and susceptible to developments in the telecommunications equipment and the voice and data network installation and service industries.

            The loss of revenue resulting from the sale of APC should be substantially offset by elimination of the related costs, but no assurances can be given. APC generated an operating loss of $306,000 in fiscal 1996 compared to operating losses of $164,000 for the other business segments and $2,036,000 on a consolidated basis.

            Resignation  of  Key Employees  of C&L  Communications, Inc.
      ("C&L")

            During fiscal  1996, C&L  experienced a  loss of  sales when compared to fiscal 1995 of approximately 28%. Since prior management was unsuccessful in implementing its business plan, the Chief Executive Officer of C&L was replaced on October 5, 1995. Immediately thereafter, the Chief Financial Officer and Vice President of Sales and Marketing resigned from C&L and formed a competitive business. In addition, the sales manager and six out of fourteen sales people, among others, resigned from C&L, some of whom went to work for the newly formed competitor. Subsequently, C&L's leading salesman, who was one of those who left the Company, returned to C&L. Although C&L is now operating with a full complement of employees, there can be no assurances that its past level of profitability will be restored.

            Loan Covenant Violations

            In fiscal 1996, APC has violated some of its financial covenants. In August and November 1995 and in June 1996, APC and its lender entered into waiver and amendment agreements relating to the Loan and Security Agreement in order to avoid violating certain financial covenants in fiscal 1996 and 1997.

            At March 30, 1996, C&L violated its financial covenant requiring a minimum level of pre-tax income. In June 1996, C&L and its lender entered into a waiver and amendment agreement relating to its revolving line of credit in order to avoid violating certain financial covenants at March 30, 1996 and in fiscal 1997.

            Consolidation of Long Distance and/or Local Carriers and Its Possible Effect on the Company

            Over the last few years, the telecommunications industry has experienced significant consolidation of smaller long distance carriers. As a result, C&L, which historically has marketed its products to smaller long distance carriers, has experienced significant reduction in demand for certain of its products as many of its customers were consolidated. C&L has attempted to mitigate this problem, in part, by diversifying its product offerings. In addition, the Company believes that the recently enacted Federal Telecommunications Act of 1996 will benefit Sattel Communications LLC ("Sattel") because of the potential new demand for inexpensive and scalable switching equipment sold by Sattel. Continuing consolidation of long distance carriers, however, could adversely affect demand for Sattel's products from those customers.

            Current Information Regarding the Company's Success in Introducing DataNet Into the Telecommunications Market

            Sattel's DataNet product has undergone successful internal and external testing. However, because the product has yet to establish a successful track record in production environments over extended periods of time, there can be no assurance of its acceptance in volume by, and operation in, the telecommunications market in general will be successful.

            Existing Competition to DataNet and Other Digital Switching Products of Sattel

            The digital switching market in general and the Internet/Online market in particular are extremely competitive. The Company uses a combination of patents, trade secrets and confidentiality agreements to protect the products and features that it believes give it competitive advantages. There can be no assurance, however, that other competitors, some of whom have much greater access to resources and funding, cannot functionally replicate most of the Company's products and features. Likewise, while the Company will continue to develop new and improved products and features, there is no guarantee that other competitive firms cannot develop features which equal or possibly exceed the Company's offerings.

            Manufacturing Capacity and Product Margins

            Sattel currently outsources its manufacturing to Sattel Technologies, Inc. ("STI") (California); Sun, Moon, Star (Taiwan) and other contract manufacturers. It is currently increasing its capacity every month as well as developing new manufacturing sources. There can be no assurance, however, that in the event of substantial increases in demand, that Sattel can successfully deliver its products in a timely fashion and/or without additional expense which would result in a deterioration in product margins.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

                  (1) the Company's Annual Report on Form 10-K for the year ended March 30, 1996 and Form 10-K/A for the year ended April 1, 1995 filed with the Commission on July __, 1996;

                  (2) the  Company's Form  10-Q/A for the  quarter ended
            January 6, 1996 filed with the Commission on July __, 1996;

                  (3) the Company's Current  Reports on Form 8-K/A filed
            with the Commission on April 1, 1996 and July __, 1996;

                  (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All reports and other documents subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Such documents, and the documents listed above, are hereinafter referred to as "Incorporated Documents." Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more Incorporated Documents; accordingly, such information contained herein is qualified in its entirety by reference to Incorporated Documents and should be read in conjunction therewith.


            The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Corporate Secretary, The Diana Corporation, 8200 West Brown Deer Road, Suite 200, Milwaukee, Wisconsin 53223, telephone (414) 355-0037.



                                USE OF PROCEEDS

            The net proceeds from the sale of the Shares by the Company will be used as set forth in the applicable Prospectus Supplement.

                             PLAN OF DISTRIBUTION

            The Company may sell the Shares to or through underwriters, dealers, or agents, and also may sell the Shares directly to one or more other purchasers or through a combination of any such methods of sale.

            The Prospectus Supplement with respect to the Shares sets forth the terms of the offering (and, in certain circumstances, any reoffering), including the name or names of any underwriters, agents or other purchasers, the purchase price in respect of the Shares, the proceeds to the Company, any initial public offering price, any discounts, commissions and other items constituting compensation from the Company and any discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers.

            The distribution of  the Shares  may be effected  by one  or more agents, broker-dealers, underwriters or other purchasers from time to time in one or more transactions on or through the facilities of the NYSE, in the over-the-counter market, in negotiated transactions, or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If underwriters or dealers are used in the sale, the Shares will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Shares may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of any agent, broker-dealer, underwriter or other purchaser to purchase Offered Securities will be subject to satisfaction of certain conditions, and such underwriters will be obligated to purchase all such Shares if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

            If the Company sells Shares "at the market" on or through the facilities of the NYSE at other than a fixed price, the Shares will be sold through an underwriter or underwriters, acting as principal(s) or as agent(s) for the Company, and will be named in a Prospectus Supplement included in a post-effective amendment to the Registration Statement.

            Underwriters, agents and other purchasers who participate in the distribution of the Shares may be entitled under agreements which may be entered into by the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters, agents or other purchasers may be required to make in respect thereof. Such underwriters, agents and other purchasers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINION

            The validity of the Shares hereby has been passed upon by Godfrey & Kahn, S.C.

                                    EXPERTS

            The consolidated financial statements of the Company appearing in its Annual Report (Form 10-K) for the year ended March 30, 1996, have been audited by Price Waterhouse LLP (fiscal
      1996) and Ernst & Young LLP (fiscal 1995 and 1994), independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Price Waterhouse LLP and Ernst & Young LLP pertaining to such financial statements given upon the authority of such firms as experts in accounting and auditing.

                               PART II

             INFORMATION NOT REQUIRED IN THE PROSPECTUS

      Item 14.  Other Expenses of Issuance and Distribution.

            The following table sets forth the estimated expenses to be incurred by the Company in connection with the distribution of the securities being registered hereby:

            SEC registration fee  . . . . . . . . . .    $
            Accounting fees and expenses  . . . . . .        8,000
            Legal fees and expenses . . . . . . . . .       10,000
            Miscellaneous . . . . . . . . . . . . . .

                  TOTAL . . . . . . . . . . . . . . .      $30,000

            All of the above expenses other than the SEC registration fee are estimates. All of the expenses listed will be paid by the Company.

      Item 15.  Indemnification of Directors and Officers.

            Under Section 145 of the Delaware General Corporation Law, the Company is in certain circumstances permitted, and in other circumstances may be required, to indemnify its directors and officers against certain expenses (including attorneys' fees) and other amounts paid in connection with certain threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (including certain civil actions and suits which may be instituted by or in the right of the Company), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are directors or officers of the Company. Such section also permits the Company to purchase and maintain insurance on behalf of its directors and officers against liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Company, or which may arise out of their status as directors or officers of the Company whether or not the Company would have the power to indemnify such persons against such liability under the provisions of such section.

            Under Article IX of the Company's Bylaws, the Company is in certain instances required to indemnify its directors and officers against certain expenses (including attorneys' fees) and other amounts paid in connection with the defense or settlement of certain threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (including suits which may be instituted by or in the name of the Company), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are directors or officers of the Company.

            Through insurance, the officers and directors of the Company may from time to time also be insured for acts or omissions related to the conduct of their duties.

            The  Company's Restated Certificate  of Incorporation limits
      the  personal  liability  of  directors  to  the  fullest   extent
      permitted by Delaware law.

      Item 16.  Exhibits.

            The   following  Exhibits   are  filed   as  part   of  this
      Registration Statement.

            Exhibit No.

             5.1  Opinion of Counsel
            10.1 Loan and Security Agreement dated January 2, 1996 between Sanwa Business Credit Corporation and C&L
                  Communications,   Inc.,   one    of   the    Company's
                  subsidiaries *
            10.2 Exchange Agreement dated January 16, 1996 between the Company and Sattel Technologies,
                  Inc. *
            23.1  Consent of Ernst & Young LLP
            23.2  Consent of Price Waterhouse LLP
            23.3  Consent of Perisho, Tombor, Loomis & Ramirez PC
            23.4  Consent of Counsel (included in Exhibit 5.1)
            24.1  Powers of Attorney *

            *     Filed on February 20, 1996

      Item 17.  Undertakings.

            **(a) The undersigned Registrant hereby undertakes:

                  (1)   To file, during  any period in  which offers  or
      sales  are   being  made,  a  post-effective   amendment  to  this
      Registration Statement:

                        (i)   to  include  any  prospectus  required  by
                  section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the
                  Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) to include any  material information  with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2)   That,  for   the  purpose  of   determining  any
      liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            **(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            **(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            **(i) The undersigned Registrant hereby undertakes that (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      **   Paragraph  references  correspond to  those  of Item  512  of
      Regulation S-K.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on July __, 1996.

                                          THE DIANA CORPORATION


                                          By:   /s/ Richard Y. Fisher
                                                ---------------------
                                                Richard Y. Fisher,
                                                Chairman of the Board,
                                                and Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated.

            Signature                     Title



         *
- -----------------------           Chairman of the Board,
 Richard Y. Fisher                Chief Executive Officer
                                  and Director


         *
- ------------------------          President and Director
 Donald E. Runge


         *
- ------------------------          Senior Vice President and Director
 Sydney B. Lilly


         *
- ------------------------          Vice President, Treasurer and
 R. Scott Miswald                 Controller (Principal Financial
                                  and Accounting Officer)


- ------------------------          Director
 Bruce C. Borchardt


         *
- -----------------------           Director
 Jack E. Donnelly


         *
 ----------------------           Director
 Jay M. Lieberman


            * Signed on July __, 1996 on behalf of the undersigned and on behalf of the persons indicated pursuant to a power of attorney previously filed.

                                            /s/ Richard Y. Fisher
                                          -------------------------
                                            Richard Y. Fisher

                                 EXHIBIT INDEX


             5.1  Opinion of Counsel
            10.1  Loan  and  Security Agreement  dated  January  2, 1996 between
                  Sanwa    Business    Credit   Corporation    and   C&L
                  Communications, Inc.,
                  one of the Company's subsidiaries *
            10.2 Exchange Agreement dated January 16, 1996 between the Company and Sattel Technologies, Inc. *
            23.1  Consent of Ernst & Young LLP
            23.2  Consent of Price Waterhouse LLP
            23.3  Consent of Perisho, Tombor, Loomis & Ramirez PC
            23.4  Consent of Counsel (included in Exhibit 5.1)
            24.1  Powers of Attorney *

            *     Filed on February 20, 1996.






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